UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 3, 2005

INVESTNET, INC

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33097	87-0650263
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 99 Taibei Road

Limin Economy and Technology Developing District

Harbin, P. R. C.

Zip Code: 150025

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code    86-451-57351189-126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A is filed as an amendment to the Form 8-K filed by Investnet, Inc (the “Company”) on June 9, 2005 and is being filed to include certain Exhibits under Item 9.01 and to amend the disclosure in Items 1.01, 2.01 and 5.01.

ITEM 1.01                                       Entry into a Material Definitive Agreement;

ITEM 2.01                                       Completion of Acquisition or Disposition of Assets; and

ITEM 5.01                                       Changes in Control of Registrant

Pursuant to the terms of, and in satisfaction of certain conditions contained in, the Agreement and Plan of Reorganization (“Reorganization Agreement”) between the Company, China Kangtai Cactus Bio-Tech Company Limited, a British Virgin Islands corporation (“China Kangtai”) and AGrade Ltd., a British Virgin Islands corporation and principal shareholder of the Company (“AGrade”) dated May 13, 2005, two closings, the Initial Closing and the Second Closing (as such terms are defined in the Reorganization Agreement) occurred on June 3, 2005.  At the Initial Closing, the Company exchanged 110,130,615 of its authorized but unissued shares of common stock in exchange for 12% of the issued and outstanding common stock of China Kangtai. At the Second Closing, China Kangtai or its designee(s) were issued a promissory note (“Promissiry Note”) by the Company for $8,070,000 due on October 28, 2005 which is convertible at the option of the holder(s) at any time, provided there are enough shares available and after a one for seventy (1:70) reverse stock split of the Company's common stock in exchange for the remaining 88% of the issued and outstanding common stock of China Kangtai. The Initial Closing and Second Closing are referred to as the "Acquisition".

Immediately following the Initial Closing, on June 3, 2005, the Stock Purchase Agreement dated May 13, 2005 (“Stock Purchase Agreement”) between the Company, China Kangtai or its designee(s) and AGrade was released from escrow and closed and pursuant to that closing the Company sold 30,000,000 of its authorized but unissued shares of common stock for $300,000.00 (the “Sale”) to China Kangtai or its designee(s).

As a result of the Acquisition and the Sale, the 110,130,615 shares of the Company’s common stock exchanged in the Initial Closing and the 30,000,000 shares of the Company’s common stock issued in the Sale, combined in the aggregate, represent approximately 70.07% of the total outstanding stock of the Company. No part of the consideration used in the Acquisition and Sale to acquire control of the Company was from a loan.  Further, the Promissory Note is convertible, provided there are enough shares available and after a one for seventy (1:70) reverse stock split of the Company's common stock, into 14,248,395 shares of the Company’s common stock, which will represent, post such reverse split, approximately 83.3% of the Company’s common stock.

Immediately following the Acquisition and the Sale, on June 3, 2005, the Agreement for Sale of Ownership, dated May 13, 2005, by and between the Company and V-Capital Limited, a Republic of Mauritius corporation (“V-Capital”) was released from escrow and closed pursuant to which the Company sold all of its outstanding shares of stock of Champion Agents Limited (which wholly owns DSI Computer Technology Company Limited) and of Interchance Limited, the Company’s subsidiaries, to V-Capital for the consideration of V-Capital assuming all debts and liabilities of these subsidiaries.

China Kangtai was incorporated in the British Virgin Islands on November 26, 2004. China Kangtai operates through its wholly owned subsidiary, Harbin Hainan Kangda Cacti Hygienical Foods Co., Ltd (“Harbin Hainan Kangda”), a joint stock liability corporation established on December 30, 1998 under the laws of the People’s Republic of China (“PRC”) which is in the business of selling and producing cactus and its ramification products in the Asia.  Harbin Hainan Kangda is a leader in the Chinese edible cactus product industry and has successively established its own edible cactus planting and reproducing facilities with locations in Yunan and Guangzhong Taishan.

ITEM 3.02                                       Unregistered Sales of Equity Securities

The Promissory Note described above was issued on May 13, 2005 and released from escrow on June 3, 2005 in connection with the Second Closing .  The Promissory Note is convertible at the option of the holder(s), into 14,248,395 shares (post a one for seventy reverse split) of the Company’s common stock, or, in the event such reverse split does not take place, the Promissory Note is due in full on October 28, 2005 for $8,070,000 plus accrued interest at the rate of 5% per annum.

On June 3, 2005, pursuant to the Initial Closing, the Company issued 110,130,615 shares of its common stock to China Kangtai or its designee(s).

On June 3, 2005, pursuant to the Sale, the Company issued 30,000,000 shares of its common stock to China Kangtai or its designee(s).

The issuances above were effected under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Acquisition and the Sale described in Items 1.01, 2.01 and 5.01 above are referred to herein as the “Transactions.” As part of the Transactions, the following changes to the Company’s directors and officers have occurred or will occur:

Effective June 3, 2005, Norman Koo resigned as a director, Chief Executive Officer and President of the Company; Terence Ho resigned as a director, Chief Financial Officer, and Treasurer of the Company; Vivian Szeto resigned as a director (however,
Ms. Szeto’s resignation from the Board of Directors was contigent on the Company completing its filing and mailing requirements of its Schedule 14f-1 which occurred on July 22, 2005 and so, from June 3, 2005 to July 22, 2005 she served as the Company’s sole director) and Secretary of the Company; Johnny Lu resigned as a director of the Company; and Mantin Lu resigned as a director of the Company.

The Board of Directors in contemplation of the aforementioned resignations, on June 3, 2004, appointed in accordance with Section 3.04 of the Company’s Bylaws, Jinjiang Wang, Chengzhi Wang, Hong Bu, Jiping Wang and Song Yang as members of the Company’s Board of Directors, subject to fulfillment of the filing and mailing requirements, including the 10 day waiting period, of section 14(f) of the Securities Exchange Act of 1934.

Also, the Board of Directors appointed, on June 3, 2005, to serve until the first annual meeting of the Board of Directors or until his or her earlier death, resignation or removal the following officers to become effective immediately: Jinjiang Wang as President; Chengzhi Wang as General Manager; Hong Bu as Chief Financial Officer and Treasurer; Fengxi Lang as Secretary; Changfu Wang as Vice General Manager; Zhimin Zhan as Vice General Manager; and Lixian Zhou as Assistant General Manager.

Jinjiang Wang, age 56, is and has been a director and President of Harbin Hainan Kangda since 2000.

Chengzhi Wang, age 35, is and has been a director and General Manager of Harbin Hainan Kangda since 2000.

Hong Bu, age 33, is and has been a director of Harbin Hainan Kangda since 2000.

Song Yang, age 31, is and has been a director of Harbin Hainan Kangda since 2000 and an employee of China Union Security Co; Ltd, a joint stock liability corporation established under the laws of the PRC.

Jiping Wang, age 44, is and has been a director of Harbin Hainan Kangda since 2000 and an employee of Flood Control Headquarter of Heilongjiang province, PRC.

Fengxi Lang, age 41, is and has been the Secretary of Harbin Hainan Kangda since 2004 and was Vice General Manager of Harbin Branch of China Science Security Co; Ltd from 2000 to 2004.

Changfu Wang, age 64, is and has been the Vice General Manager of Harbin Hainan Kangda since 2002 and was the director of Heilongjiang Forest Bureau from 2000 to 2002.

Zhimin Zhan, age 69, is and has been the Vice General Manager of Harbin Hainan Kangda since 2004.

Lixian Zhou, age 51, is and has been the Assistant General Manager of Harbin Hainan Kangda since 2000.

No transactions (other than the Transactions) occurred in the last two years to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01                                       Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

Exhibit 10.1

(b)                                 Pro Forma Financial Information

Exhibit 10.2

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Financial Statements of China Kangtai Cactus Bio-Tech Company Limited and Subsidiary (filed herewith)
10.2	Pro Forma Financial Information (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTNET, INC.

	By:	/s/ Hong Bu
	Name:	Hong Bu
	Title:	Chief Financial Officer

Date: August 19, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Financial Statements of China Kangtai Cactus Bio-Tech Company Limited and Subsidiary
10.2	Pro Forma Financial Information